UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: December  12, 2016

(Date of earliest event reported)

Cotiviti Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37787	46-0595918 DIRE
(Commission File Number)	(IRS Employer Identification No.)
115 Perimeter Center Place
Suite 700	30346
Atlanta, GA 30346
(Address of principal executive offices)	(Zip Code)

(770) 379-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On December 12, 2016, the Board of Directors (the “Board”) of Cotiviti Holdings, Inc. (the “Company”) elected Ms. Mala Anand to serve as a Class I director of the Board and also appointed Ms. Anand to serve on the Audit Committee, effective December 12, 2016.

The Board reviewed and discussed the qualifications of Ms. Anand as a director nominee, and determined that she is an “independent director” in accordance with the New York Stock Exchange (“NYSE”) listing standards. The Board also determined that Ms. Anand is an “independent director” under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and she is financially literate as required by NYSE Rule 303A.07.

Ms. Anand will be compensated for her service as a director in the same manner as the Company’s other non-employee directors.

Ms. Anand is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTIVITI Holdings, Inc.
By:	/s/ jonathan olefson
Name:	Jonathan Olefson
Title:	Senior Vice President, General Counsel and Secretary

Date: December 12, 2016